Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements (No. 333-02465 and No. 333-44243) on Form S-8 and in the registration statement (No. 333-04559) on Form S-3 of Sparta Foods, Inc. of our report dated December 3, 1999 relating to the financial statements of Food Products Corporation which appears in the Current Report on Form 8-K/A of Sparta Foods, Inc. dated December 27, 1999.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
December 27, 1999